UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2015

L Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 27, 2015, L Brands, Inc. (the “Company”) announced the public offering (the “Senior Notes Offering”) of $400 million aggregate principal amount of unsecured senior notes due 2035 (the “2035 Notes”) which was upsized to $1 billion and priced at par with a coupon rate of 6.875%. The 2035 Notes are being offered pursuant to the offering memorandum dated October 27, 2015.
The Company intends to use proceeds from the Senior Notes Offering, after deducting underwriting discounts and commissions and estimated offering expenses, for general corporate purposes, including capital expenditures, dividends and share repurchases.
Copies of the press releases announcing (i) the Senior Notes Offering and (ii) the pricing of the Senior Notes Offering, are filed herewith as Exhibit 99.1 and Exhibit 99.2 respectively.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 27, 2015 announcing the Senior Notes Offering.
99.2	Press Release dated October 27, 2015 announcing the pricing of the Senior Notes Offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date:	October 28, 2015	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer